EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated March 3, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of Eastman Chemical Company of our report dated March 3, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 4, 2004

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